Exhibit 5


                                  REID & PRIEST LLP
                 A New York Registered Limited Liability Partnership
                                 40 West 57th Street
                               New York, NY  10019-4097


                                                           (212) 603-6780


                                             New York, New York
                                             January 23, 1996



          Advanced NMR Systems, Inc.
          46 Jonspin Road
          Wilmington, MA  01887


                    Re:  Registration Statement on Form S-8
                         ----------------------------------

          Gentlemen:

                    We have acted as counsel to Advanced NMR Systems, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of 750,000 shares (the "Shares") of the Registrant's Common Stock, $.01 par value (the "Common Stock"), issuable upon the exercise of options (the "Options") granted or to be granted under the Registrants 1993 Employee Stock Option Plan (the "Plan") by reason of an amendment to the Plan which increased the authorized shares of Common Stock thereunder by 750,000 shares.

                    For purposes of this opinion we have examined the Registration Statement, the Certificate of Incorporation, as amended, and the By-Laws of the Registrant, and such documents, records, agreements, proceedings and legal matters as we have deemed necessary to examine. With respect to any documents or other corporate records which we have examined, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, and the conformity to the original documents submitted to us as certified or photostatic copies.

                    Based upon the foregoing and subject to the qualifications stated herein we are of the opinion that:

                    1. The Registrant is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                    2. The Shares included in the Registration Statement to be issued upon the exercise of the Options will be duly authorized and validly issued, and fully paid and non-assessable when the Options shall have been properly exercised and the exercise price shall have been paid for the Shares in accordance with the terms of the Plan.

                    We are members of the Bar of the State of New York and do not hold ourselves out as experts concerning, or qualified to render opinions with respect to any laws other than the laws of the State of New York, the Federal laws of the United States and the General Corporation Law of the State of Delaware.

                    We hereby consent to the filing of this opinion with the Commission as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under
          Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /s/ Reid & Priest LLP

                                        Reid & Priest LLP